Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Equifax Inc. 401(k) Plan

Atlanta, GA

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-04583 and 333-97875) of Equifax Inc. of our report dated June 19, 2019, relating to the financial statements and supplemental schedule of Equifax Inc. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2018.

/s/ Smith & Howard

Atlanta, GA

June 19, 2019